Exhibit 99.1

Allergan Announces Retirement of Board Member Ronald M. Cresswell

IRVINE, Calif., July 9, 2004 — Allergan, Inc. (NYSE: AGN) today announced that, for personal health reasons, Ronald M. Cresswell has retired as a director of Allergan, effective July 9, 2004.

“Since joining Allergan’s Board of Directors in 1998, Professor Cresswell has been an invaluable and insightful director, blessing Allergan’s Board with his excellent judgment, healthcare industry knowledge, and pharmaceutical research and development expertise,” said David E.I. Pyott, Allergan’s Chairman of the Board, President and CEO. “Professor Cresswell will be deeply missed by Allergan’s Board, and I am grateful for his service.”

About Allergan, Inc.

Allergan, Inc., with headquarters in Irvine, California, is a technology-driven, global health care company providing eye care and specialty pharmaceutical products worldwide. Allergan develops and commercializes products in the eye care, neuromodulator, skin care and other specialty markets that deliver value to its customers, satisfy unmet medical needs, and improve patients’ lives.

Allergan Contacts:
 Jim Hindman (714) 246-4636 (Investors)
Stephanie Fagan (714) 246-5232 (Media)
Caroline Van Hove (714) 246-5134 (Media)